Settlement and General Release Agreement

This Settlement and General Release Agreement (this “Agreement”) is made and entered into as of February 10, 2014 (the “Effective Date”) by and between Adaptive Medias, Inc., a Nevada corporation (the “Company”), and Gemini Master Fund Ltd. (“Gemini”), each being referred to, individually, as a “Party” and, collectively, as the “Parties.”

Recitals

A. On or about May 12, 2013, the Company issued to Gemini an OID Convertible Note in the original principal amount of $425,000 (the “Original Note”) and a stock purchase warrant to purchase shares of the Company’s common stock for cash or on a cashless basis (the “Warrant”), both pursuant to a Securities Purchase Agreement by and between the Company and Gemini (the “Original SPA”).

B. On or about December 16, 2013, the Company and Gemini entered into that certain First Amendment Agreement to Securities Purchase Agreement and OID Convertible Note, pursuant to which the Original SPA and the Original Note were modified and amended (as modified and amended, the “SPA” and “Note”, respectively); the Warrant remained unchanged.

C. The Company and Gemini have agreed to settle the obligations due under the Note and to cancel the Warrant in exchange for:

i.	the conversion of $105,000 of Note principal at $0.075/share—which for the avoidance of doubt, was the Conversion Price under the Note—for a total of 1,400,000 shares of Company common stock, pursuant to the terms of the Note (the “Conversion”); and
ii.	a cash payment of $275,000 (the “Cash Payment”).

Now, therefore, in consideration of the mutual promises herein made, and the representations, warranties, and covenants herein contained, and other legal consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the following terms, intending to be legally bound.

1. Settlement.

1.1     Acknowledgment. The Company and Gemini hereby acknowledge and agree that the Recitals, above, which are hereby incorporated by reference, are a complete, accurate, and true statement of fact.

1.2     Cancellation of Warrant. The Company and Gemini hereby agree that the Warrant is hereby cancelled, nullified, and of no further effect. Gemini agrees that neither it nor its affiliates shall seek to enforce any right contemplated thereunder.

1.3     Partial Conversion of Note. The Company and Gemini hereby agree to effectuate the Conversion concurrently herewith. The Company covenants to cause its legal counsel to issue a legal opinion with respect to the restrictions applicable to such conversion shares, pursuant to Securities and Exchange Commission Rule 144, under the Securities Act of 1933, as amended.

1.4     Cash Payment. The Company shall pay to Gemini or its designee, by wire transfer or other immediately available funds, the Cash Payment, on or before February 14, 2014.

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2. General Release.

2.1     Release. The Company and Gemini (each being referred to for such purpose as a “Releasor”), hereby release, remise, waive, covenant not to sue, and forever discharges the other and the other’s constituents (each being referred to for such purpose as a “Releasee”) from any and all liabilities, claims, demands, damages, actions, causes of action, and suits of any kind or nature whatsoever which such Releasor had, now has, or hereafter can, shall, or may have, for or by reason of or in any way arising out of any facts, cause, matter, or thing, whatsoever existing, as of Effective Date, whether known or unknown and whether matured or unmatured with respect to any and all claims (collectively the “Claims”). The foregoing, shall not release any claims with respect to Releasor’s performance of its obligations set forth in this Agreement.

2.2     Known or Unknown Claims. The parties understand and agree that the release granted under Section 2.1 extends to all Claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected and each Party hereby waives all rights under California Civil Code § 1542, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

3. Representations. Each Party represents, warrants, and covenants that such Party has read and understands this Agreement and has the right and authority to enter into this Agreement.

4. Approval of Counsel. Each Party acknowledges that (i) it has sought and obtained the advice of independent counsel of its choice prior to entering into this Agreement, (ii) it has been advised by such counsel of the legal consequences of this Agreement, and (iii) its counsel has approved the form of this Agreement.

5. Survival. All representations, warranties, and covenants made and given herein shall survive the execution and delivery of this Agreement for so long as necessary to give full effect thereto.

6. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (without regard to application of the conflict-of-law principles thereunder). Upon the request of either Party, each of the undersigned shall make, execute, and deliver such documents and instruments, and shall take such other actions, as may be reasonably necessary to carry into effect the agreements of the parties described in this Agreement. If at any time any provision of this Agreement is or becomes illegal, invalid, or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity, or enforceability of the remaining provisions hereof, nor the legality, validity, or enforceability of such provision under the law of any other jurisdiction, will in any way be affected or impaired thereby, and the remainder of the provisions of this Agreement will remain in full force and effect. This Agreement (a) represents the entire understanding between the Parties regarding the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings, whether oral or written, regarding such subject matter, and (b) may not be modified or amended, except by a written agreement executed after the Effective Date by the Party sought to be charged by such modification or amendment. If any action is commenced to construe or enforce this Agreement or the rights and duties of the parties hereunder, then the Party prevailing in that action shall be entitled to recover its costs and attorneys' fees in that action, as well as all such costs and fees of enforcing any judgment entered therein. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which, taken together, shall constitute one and the same instrument, binding on each signatory thereto. A copy of this Agreement that is executed by a Party and transmitted by that Party to the other Party by facsimile or as an attachment (e.g., in ".tif" or ".pdf" format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that Party's original signature.

[Signature Page Follows]

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In witness whereof, the Parties hereto executed this Agreement as of the Effective Date.

ADAPTIVE MEDIAS, INC.		GEMINI MASTER FUND, LTD.
By: GEMINI STRATEGIES LLC, Inc. as investment manager

By:	/s/ Qayed Shareef	By:	/s/ Steven Winters
	Qayed Shareef, CEO		Steven Winters, President

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